Exhibit 99.1

MoneyGram International Reports Second Quarter 2011 Financial Results

Money transfer fee and other revenue increases a strong 11 percent on a constant currency basis driven by money transfer transaction volume growth of 15 percent

DALLAS--(BUSINESS WIRE)--July 28, 2011--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the second quarter of 2011.

  Money transfer transaction volume increased 15 percent with strong performance in both U.S.-to-U.S. sends of 18 percent and non-U.S. originated sends of 16 percent in the second quarter of 2011 versus prior year.
  Money transfer fee and other revenue continued to accelerate, increasing 11 percent on a constant currency basis and 15 percent on a reported basis in the second quarter of 2011 versus prior year.
  Global agent locations increased 20 percent over the prior year second quarter to 244,000.
  Total revenue in the second quarter increased 9 percent to $310.0 million, compared with $283.9 million in the second quarter of 2010. Total fee and other revenue increased 10 percent to $304.1 million, from $277.6 million in the second quarter of 2010.
  Net income for the quarter was $26.4 million, up from $6.8 million in the prior year quarter, and EBITDA was $72.2 million, up from $55.4 million in the second quarter of last year.
    Both net income and EBITDA were negatively impacted in the second quarter of 2011 by:
      $7.9 million of restructuring and reorganization costs;
      $5.2 million of debt extinguishment loss in connection with the modification of the senior facility related to the 2011 recapitalization;
      $4.0 million in costs associated with the recapitalization;
      $3.2 million of stock-based compensation;
      $2.6 million for certain legal accruals; and
      $1.8 million of asset impairment charges.
    Both net income and EBITDA benefited in the second quarter of 2011 from:
      $32.8 million of net securities gains related to the receipt of a $19.2 million and a $13.6 million settlement equal to all of the outstanding principal from two securities classified in “other asset-backed securities.” These securities had previously been written down to a nominal fair value, resulting in net securities gains in the quarter.
  Adjusted EBITDA for the second quarter was $64.2 million versus $65.0 million in the prior year. Adjusted EBITDA margin was 20.7 percent in the second quarter of 2011, compared with 22.9 percent in the same period last year. Adjusted EBITDA and Adjusted EBITDA margin were negatively impacted by increased marketing spend over prior year of $5.3 million.
  MoneyGram prepaid $50.0 million on its Term Loan under its new Senior Facility.

“With the recapitalization behind us, the highlight for the second quarter is clearly our double-digit growth in money transfer revenue, transactions and locations, all of which accelerated from the first quarter. I’ve said that our focus needed to be on improving top-line growth and we are achieving our expectations in this area,” said Pamela H. Patsley, MoneyGram chairman and chief executive officer. “Yet, to more competitively position us for future growth we’ve also been re-investing in our core business. These investments are focused on increasing the strength of our global brand and enhancing our core infrastructure and global operations. While we are far from finished, the investments we are making in our business are beginning to take hold and we are heading in the right direction.”

Recapitalization Activities

During the quarter, MoneyGram completed its 2011 recapitalization transaction under which affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. converted MoneyGram’s Series B and Series B-1 preferred shares into common stock or Series D preferred stock (a common stock equivalent) and received additional shares of common stock or Series D preferred stock and a cash payment.

At the close of the quarter, MoneyGram now has 571.8 million shares of common stock and common stock equivalents outstanding.

Also in the quarter, MoneyGram closed on its new senior secured credit facility. The new $540 million senior secured credit facility consists of a $150 million, 5-year revolving credit facility and a $390 million, 6.5-year term loan. The new term loan bears interest at LIBOR plus 3.25% (with a LIBOR floor of 1.25%) and extends the senior debt maturities to 2017 from 2013.

Balance Sheet Items

In June, MoneyGram prepaid $50.0 million on its Term Loan under its new Senior Facility and ended the quarter with $840.0 million in outstanding debt principal. MoneyGram ended the quarter with assets in excess of payment service obligations of $233.1 million, which reflects $32.8 million of securities settlements and the debt prepayment of $50.0 million.

Market Development

The Company continued its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Launched service with Bharti Walmart and Bharti Retail in India making MoneyGram the first money transfer brand introduced in chain retail locations in the country, adding 138 locations with convenient hours and frequent shoppers;
  Successfully renewed its agreement with Canada Post, the largest retail network in the country, and added bill payment services to its suite of product offerings. MoneyGram will continue to provide money transfer services at over 6,200 post office and postal outlet locations throughout Canada;
  Re-opened nearly 350 network locations in Ivory Coast following temporary closures due to the political issues within the country. Business has resumed with strong transaction volume from France leading the way;
  Announced the addition of Al Barid Bank in Morocco, now MoneyGram’s largest agent in the country with 1,800 locations;
  Opened offices in Casablanca and Manila to support the growth in these important remittance markets;
  Announced new strategic U.S. expansions with the addition of two premier financial service center agents – Friendly Check Cashing and RiteCheck. These agents added key locations in New York City, Virginia and North Carolina;
  Added four new agents in France – Ingenico Group, Logicartes, Panini and Suncard Group – bringing the total number of locations to 1,000, which is up from 102 locations in the second quarter of last year;
  Continued its network expansion in China with Bank of China adding services in provinces in Northeast China. Bank of China now has more than 7,000 active locations and MoneyGram’s country network now reaches 25 provinces.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment increased 12 percent to $283.8 million in the second quarter of 2011 compared with $253.7 million in the second quarter of 2010. The segment reported operating income of $25.9 million and an operating margin of 9.1 percent in the second quarter of 2011. Adjusted operating margin was 11.9 percent in the quarter, down from 14.2 percent in the prior year quarter. Consistent with the first quarter, segment margin was negatively impacted by increased marketing spend, lower operating income from the bill payment business and increased commission expense, which resulted from revenue growth, changes in corridor mix and a contractual increase in commissions at a significant agent.

During the second quarter of 2011, money transfer transaction volume increased 15 percent, with fee and other revenue also increasing 15 percent to $256.2 million compared with $222.6 million in the second quarter of 2010. On a constant currency basis, money transfer fee and other revenue improved a very strong 11 percent. The difference between transaction growth and constant currency revenue growth is primarily due to corridor mix.

In the U.S., the money transfer business continued to deliver solid results driven by 18 percent growth in U.S.-to-U.S. transaction volume. U.S. outbound transaction volume increased 10 percent over prior year. U.S. to Mexico transaction volume increased a strong 12 percent. U.S. to Mexico continues to be an important corridor within the U.S. outbound business.

Non-U.S.-originated money transfer transactions had a very strong quarter. Transaction volume increased 16 percent over the prior year as MoneyGram’s focus on agent expansion, corridor alignment and re-investments in marketing more than offset the many geo-political issues across Africa and the Middle East which impacted various corridors during the quarter.

Bill payment transaction volume decreased 8 percent, while fee and other revenue decreased 11 percent to $27.6 million in the second quarter of 2011 from $31.0 million in the second quarter of 2010. The decline in both transaction volume and revenue continues to be related to transaction mix where secular and economic declines in the traditional consumer credit verticals is occurring at a faster rate than business in new emerging verticals is being added.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment was $25.6 million in the second quarter, down from $29.2 million in the second quarter of 2010. Operating income was $9.3 million in the second quarter of 2011 down from $11.6 million in the second quarter of 2010. Operating margin in the second quarter of 2011 was 36.4 percent. Adjusted operating margin was 40.8 percent in the quarter down from 42.7 percent in the same period last year. Segment margin continues to be negatively impacted by declining investment revenue.

Other Matters

During the quarter, the company benefited from $32.8 million of net securities gains related to the receipt of a $19.2 million and a $13.6 million settlement equal to all of the outstanding principal from two securities classified in “other asset-backed securities.” These securities had previously been written down to a nominal fair value, and the receipt of the cash resulted in net securities gains in the quarter. Importantly, MoneyGram has been and continues to pursue every possible effort to recover principal from other securities.

As previously disclosed, MoneyGram was served with subpoenas to produce documents and testify before a federal grand jury in the U.S. District Court for the Middle District of Pennsylvania. MoneyGram has provided information requested pursuant to the subpoenas and, in November 2010, met with representatives from the U.S. Department of Justice (US DOJ) to discuss the investigation. MoneyGram has since participated in discussions with various representatives of the federal government, including the Asset Forfeiture and Money Laundering Section of the U.S. Department of Justice (US DOJ), relating to, among other things, certain activities occurring between 2004 and early 2009 involving its U.S. and Canadian agents and its consumer anti-fraud program. During these discussions, MoneyGram was informed that it is being investigated by the federal grand jury in connection with these matters as well as MoneyGram’s anti-money laundering program during that period. MoneyGram is cooperating with the US DOJ in connection with this investigation. The investigation is continuing and no conclusions can be drawn at this time as to its outcome.

“As a key objective of our turn-around plan for MoneyGram, we have taken concrete action in recent years to step-up our regulatory compliance programs and bolster the anti-fraud protection we provide to our agents and customers," Patsley added. "These actions include significant enhancements to staffing, processes and technology geared toward preventing consumer fraud and ensuring that we meet the highest standards of regulatory compliance. We are committed to utilizing all necessary resources to resolve the Company’s remaining legacy issues and drive the new MoneyGram to continued success.”

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items) and Adjusted EBITDA margin. In addition, we also present Adjusted operating income and Adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT, to discuss its second quarter 2011 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-877-723-9509 in the U.S. and 1-719-325-4867 internationally. The participant confirmation number is 6062774. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on July 28 through 11:59 p.m. ET on August 5, 2011. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 6062774.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 244,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. (the “Company”) that are not historical and factual information contained herein, particularly those statements pertaining to the Company’s expectations, guidance or future operating results, may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries. Statements preceded by, followed by or that include words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise publicly any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the risks and uncertainties described in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in Part II, Item 1A under the caption “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as well as the following: (a) our substantial debt service obligations and our covenant requirements, which may impact our ability to obtain additional financing and to operate and grow our business and may make us more vulnerable to negative economic conditions; (b) in connection with the shareholder litigation concerning our recapitalization in 2011, the plaintiffs are seeking rescission of the recapitalization; (c) the special voting rights provided to THL’s designees on the Company’s Board of Directors give certain investors, including THL, control of the Company; (d) disruption in the financial markets or at financial institutions, which may adversely affect our liquidity, our agents’ liquidity, our access to credit and capital, our agents’ access to credit and capital and our earnings on our investment portfolio; (e) negative economic conditions generally and in geographic areas or industries that are important to our business, which may cause a decline in our transaction volume, and our ability to timely and effectively reduce our operating costs or take other actions in response to a significant decline in transaction volume; (f) a material slow down or complete disruption of international migration patterns, which could adversely affect our money transfer volume and growth rate; (g) a loss of material retail agent or biller relationships or a reduction in transaction volume from these relationships; (h) our ability to operate our official check and money order business profitably as a result of our revised pricing strategies; (i) stockholder lawsuits and other litigation or government investigations of the Company or its agents, which could result in material settlements, fines, penalties or legal fees; (j) our ability to maintain existing or establish new banking relationships, including the Company’s domestic and international clearing bank relationships, which could adversely affect our business, results of operations and our financial condition; (k) fluctuations in interest rates, which may negatively affect the net investment margin of our official check and money order business; (l) our ability to attract and retain key employees; (m) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (n) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products or services and infrastructure; (o) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights, which could harm our business; (p) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (q) failure by us or our agents to comply with the laws and regulatory requirements in the United States and abroad, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations developed thereunder or changes in laws, regulations or other industry practices and standards, which could have an adverse effect on our results of operations, or change our relationships with our customers, investors and other stakeholders; (r) the Dodd-Frank Act, as well as regulations required thereby, and other laws or regulations that may be adopted in the future, which could adversely affect us; (s) increased regulation under the Dodd-Frank Act of financial services companies generally, including non-bank financial companies supervised by the Federal Reserve; (t) various provisions of the Consumer Financial Protection Act of 2010, which will result in a new regulator with new and expanded compliance requirements, which is likely to increase our costs; (u) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control restrictions, which could result in contravention of U.S. law or regulations by us or our agents, subject us to fines and penalties and cause us reputational harm; (v) a significant security or privacy breach in our facilities, networks or databases, which could harm our business; (w) a breakdown, catastrophic event, security breach, improper operation or other event impacting our systems or processes or the systems or processes of our vendors, agents and financial institution customers, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (x) our ability to scale our technology to match our business and transactional growth; (y) our ability to manage credit risks from our retail agents and official check financial institution customers, which risks may increase during negative economic conditions, which could harm our business; (z) our ability to mitigate fraud risks from consumers or certain agents, which risks may increase during negative economic conditions, which could harm our business; (aa) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses, which could harm our business; (bb) our business and results of operations may be adversely affected by political, economic or other instability in countries that are important to our business; (cc) as a deemed subsidiary of a bank holding company regulated under the Bank Holding Act of 1956, as amended, we are subject to supervision, regulation and regular examination by the Federal Reserve; (dd) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material adverse effect on our business; (ee) sales of a substantial number of shares of our common stock or the perception that significant sales could occur, which may depress the trading price of our common stock; (ff) if the Company issues a large amount of debt, it may be more difficult for the Company to obtain future financing and our cash flow may not be sufficient to make required payments or repay our indebtedness when it matures; (gg) our charter documents and Delaware law, which contain provisions that may have the effect of delaying, deterring or preventing a merger or change of control of our Company; (hh) our ability to continue to satisfy the NYSE criteria for listing on the exchange; (ii) changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events, which could adversely affect our results of operations; (jj) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE MONEYGRAM INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		2011 vs	Six Months Ended June 30,		2011 vs
(Amounts in thousands, except per share data)	2011	2010	2010	2011	2010	2010

REVENUE
Fee and other revenue	$304,074	$277,644	$26,430	$594,083	$558,510	$35,573
Investment revenue	5,879	6,253	(374)	9,894	11,891	(1,997)
Total revenue	309,953	283,897	26,056	603,977	570,401	33,576
EXPENSES
Fee and other commissions expense	135,561	120,248	15,313	264,621	242,658	21,963
Investment commissions expense	111	216	(105)	251	420	(169)
Total commissions expense	135,672	120,464	15,208	264,872	243,078	21,794
Compensation and benefits	57,913	55,225	2,688	117,208	112,787	4,421
Transaction and operations support	58,594	48,579	10,015	109,003	96,165	12,838
Occupancy, equipment and supplies	11,637	10,975	662	23,390	22,144	1,246
Depreciation and amortization	11,879	11,876	3	23,545	24,387	(842)
Total operating expenses	275,695	247,119	28,576	538,018	498,561	39,457
OPERATING INCOME	34,258	36,778	(2,520)	65,959	71,840	(5,881)
Other (income) expense
Net securities (gains) losses	(32,816)	277	(33,093)	(32,816)	(2,115)	(30,701)
Interest expense	22,873	27,440	(4,567)	43,486	51,847	(8,361)
Other	14,856	-	14,856	14,856	-	14,856
Total other expense, net	4,913	27,717	(22,804)	25,526	49,732	(24,206)
Income before income taxes	29,345	9,061	20,284	40,433	22,108	18,325
Income tax expense (benefit)	2,941	2,213	728	(16)	4,448	(4,464)
NET INCOME	$26,404	$6,848	$19,556	$40,449	$17,660	$22,789

Basic and diluted loss per common share	$(1.37)	$(0.31)	$(1.06)	$(2.26)	$(0.57)	$(1.69)

Net loss available to common stockholders:
Net income as reported	$26,404	$6,848	$19,556	$40,449	$17,660	$22,789
Accrued dividends on mezzanine equity	-	(30,667)	30,667	(30,934)	(60,036)	29,102
Accretion on mezzanine equity	(77,465)	(1,979)	(75,486)	(80,023)	(4,824)	(75,199)
Additional consideration issued in connection with conversion of mezzanine equity	(366,797)	-	(366,797)	(366,797)	-	(366,797)
Cash dividends paid on mezzanine equity	(20,477)	-	(20,477)	(20,477)	-	(20,477)
Net loss available to common stockholders	$(438,335)	$(25,798)	$(412,537)	$(457,782)	$(47,200)	$(410,582)

Weighted-average outstanding common shares (1)	319,669	83,266	236,403	202,305	82,951	119,354

(1) Includes common stock equivalents of 83.7 million and 42.1 million for the three and six months ended June 30, 2011, respectively. The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	40,804	35,814		40,940	35,508
Shares related to preferred stock	234,263	405,763		338,614	405,763

TABLE TWO MONEYGRAM INTERNATIONAL, INC. SEGMENT RESULTS (Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2011 vs	Six Months Ended June 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money transfer revenue:
Fee and other revenue	$256,161	$222,598	$33,563	$495,791	$445,330	$50,461
Investment revenue	124	19	105	198	118	80
Bill payment revenue:
Fee and other revenue	27,554	31,018	(3,464)	57,627	64,857	(7,230)
Investment revenue	-	21	(21)	4	45	(41)
Total revenue	283,839	253,656	30,183	553,620	510,350	43,270

Commissions expense	134,903	119,138	15,765	263,292	240,295	22,997

Operating income	$25,911	$30,882	$(4,971)	$52,358	$58,663	$(6,305)

Operating margin	9.1%	12.2%		9.5%	11.5%

Financial Paper Products
	Three Months Ended June 30,		2011 vs	Six Months Ended June 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money order revenue:
Fee and other revenue	$14,483	$16,501	$(2,018)	$29,387	$33,348	$(3,961)
Investment revenue	1,140	1,165	(25)	1,966	2,222	(256)
Official check revenue:
Fee and other revenue	5,853	6,871	(1,018)	11,215	13,362	(2,147)
Investment revenue	4,163	4,616	(453)	6,967	8,624	(1,657)
Total revenue	25,639	29,153	(3,514)	49,535	57,556	(8,021)

Commissions expense	769	1,032	(263)	1,580	2,138	(558)

Operating income	$9,344	$11,573	$(2,229)	$17,724	$20,477	$(2,753)

Operating margin	36.4%	39.7%		35.8%	35.6%

TABLE THREE MONEYGRAM INTERNATIONAL, INC. SEGMENT RECONCILIATIONS (Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2011 vs	Six Months Ended June 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$283,839	$253,656	$30,183	$553,620	$510,350	$43,270

Adjusted operating income	$33,913	$36,010	$(2,097)	$66,912	$69,631	$(2,719)

Restructuring and reorganization costs	(5,285)	-	(5,285)	(7,890)	-	(7,890)
Stock-based compensation expense	(2,717)	(5,128)	2,411	(6,664)	(10,968)	4,304
Total adjustments	(8,002)	(5,128)	(2,874)	(14,554)	(10,968)	(3,586)

Operating income (as reported)	$25,911	$30,882	$(4,971)	$52,358	$58,663	$(6,305)

Adjusted operating margin	11.9%	14.2%		12.1%	13.6%
Total adjustments	(2.8%)	(2.0%)		(2.6%)	(2.1%)
Operating margin (as reported)	9.1%	12.2%		9.5%	11.5%

Financial Paper Products
	Three Months Ended June 30,		2011 vs	Six Months Ended June 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$25,639	$29,153	$(3,514)	$49,535	$57,556	$(8,021)

Adjusted operating income	$10,464	$12,444	$(1,980)	$19,804	$22,345	$(2,541)

Restructuring and reorganization costs	(680)	-	(680)	(1,002)	-	(1,002)
Stock-based compensation expense	(440)	(871)	431	(1,078)	(1,868)	790
Total adjustments	(1,120)	(871)	(249)	(2,080)	(1,868)	(212)

Operating income (as reported)	$9,344	$11,573	$(2,229)	$17,724	$20,477	$(2,753)

Adjusted operating margin	40.8%	42.7%		40.0%	38.8%
Total adjustments	(4.4%)	(3.0%)		(4.2%)	(3.2%)
Operating margin (as reported)	36.4%	39.7%		35.8%	35.6%

TABLE FOUR MONEYGRAM INTERNATIONAL, INC. EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2011	2010	2011	2010

Income before income taxes	$29,345	$9,061	$40,433	$22,108
Interest expense	22,873	27,440	43,486	51,847
Depreciation and amortization	11,879	11,876	23,545	24,387
Amortization of agent signing bonuses	8,119	7,042	16,067	14,372
EBITDA	72,216	55,419	123,531	112,714

Significant items impacting EBITDA:
Net securities (gains) losses	(32,816)	277	(32,816)	(2,115)
Severance and related costs (1)	-	(133)	(31)	(192)
Restructuring and reorganization costs	7,945	1,935	10,884	1,935
Recapitalization costs (2)	4,045	-	5,521	-
Asset impairment charges (3)	1,802	1,500	1,802	1,500
Debt extinguishment (4)	5,220	-	5,220	-
Stock-based compensation expense	3,164	6,016	7,763	12,873
Legal accruals	2,613	-	2,613	-
Adjusted EBITDA	$64,189	$65,014	$124,487	$126,715

Adjusted EBITDA margin (5)	20.7%	22.9%	20.6%	22.2%

(1) Severance and related costs from executive terminations occurring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2) Represents professional and legal fees related to the 2011 Recapitalization.
(3) Impairments of assets in June 2011 related to disposition activity and the corporate airplane sale in July 2010.
(4) Debt extinguishment loss upon the termination of the senior facility in connection with the 2011 Recapitalization.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Total Revenue.

TABLE FIVE MONEYGRAM INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Amounts in thousands, except share and per share data)	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	2,685,666	2,865,941
Receivables, net (substantially restricted)	1,038,766	982,319
Short-term investments (substantially restricted)	517,318	405,769
Available-for-sale investments (substantially restricted)	134,346	160,936
Property and equipment	111,125	115,111
Goodwill	428,691	428,691
Other assets	165,858	156,969
Total assets	$5,081,770	$5,115,736

LIABILITIES
Payment service obligations	$4,142,961	$4,184,736
Debt	839,166	639,946
Pension and other postretirement benefits	117,762	120,536
Accounts payable and other liabilities	107,297	113,647
Total liabilities	5,207,186	5,058,865

MEZZANINE EQUITY
Participating Convertible Preferred Stock - Series B, $0.01 par value, undesignated at June 30, 2011 and 800,000 shares authorized, 495,000 shares issued at December 31, 2010	-	628,199
Participating Convertible Preferred Stock - Series B-1, $0.01 par value, undesignated at June 30, 2011 and 500,000 shares authorized, 272,500 shares issued at December 31, 2010	-	371,154
Total mezzanine equity	-	999,353

STOCKHOLDERS' DEFICIT
Junior Participating Preferred Stock - Series A, $0.01 par value, 2,000,000 shares authorized, none issued	-	-
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 173,190 and 0 shares issued at June 30, 2011 and December 31, 2010, respectively	446,925	-
Common Stock, $0.01 par value, 1,300,000,000 shares authorized, 403,157,310 and 88,556,077 shares issued at June 30, 2011 and December 31, 2010, respectively	4,032	886
Additional paid-in capital	810,739	-
Retained loss	(1,231,986)	(771,544)
Accumulated other comprehensive loss	(23,950)	(31,879)
Treasury stock: 4,571,677 and 4,935,555 shares at June 30, 2011 and December 31, 2010, respectively	(131,176)	(139,945)
Total stockholders' deficit	(125,416)	(942,482)
Total liabilities, mezzanine equity and stockholders' deficit	$5,081,770	$5,115,736

TABLE SIX MONEYGRAM INTERNATIONAL, INC. ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS (Unaudited)

(Amounts in thousands)	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Cash and cash equivalents	$2,685,666	$2,776,009	$2,865,941	$2,791,083
Receivables, net	1,038,766	956,945	982,319	1,081,521
Short-term investments	517,318	411,299	405,769	501,435
Available-for-sale investments	134,346	145,168	160,936	189,133
	4,376,096	4,289,421	4,414,965	4,563,172
Payment service obligations	(4,142,961)	(4,045,265)	(4,184,736)	(4,272,734)
Assets in excess of payment service obligations	$233,135	$244,156	$230,229	$290,438

CONTACT:
MoneyGram International, Inc.
Media:
Patty Sullivan, 214-303-9923
media@moneygram.com
Investors:
Alex Holmes, 214-999-7505
aholmes@moneygram.com